Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 14, 2014, is by and among Federal-Mogul Corporation, a Delaware corporation (“FMC”), Federal-Mogul Holdings Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of FMC (“Holdco”), Federal-Mogul MergerCo Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Merger Sub”) and Federal-Mogul Holding Sweden AB, an organization formed under the laws of Sweden (“FM Sweden”).

RECITALS

WHEREAS, the purpose of this Agreement, and the transactions contemplated by this Agreement, is to create a new holding company structure so that following the transactions contemplated by this Agreement, Holdco shall own 100% of the issued and outstanding shares of common stock, par value $0.01 per share (“FMC Common Stock”), of FMC, and each stockholder of FMC immediately prior to the transactions contemplated hereby shall receive a number of shares of common stock, par value $0.01 per share, of Holdco (“Holdco Common Stock”) equal to the number of shares of FMC Common Stock that such stockholder held immediately prior to the Effective Time (as defined below) and having the same rights, powers and designations as the FMC Common Stock;

WHEREAS, Holdco and Merger Sub have been formed for the purpose of effecting this new holding company structure;

WHEREAS, the respective Boards of Directors of FMC, Holdco, Merger Sub, and FM Sweden have each approved and adopted this Agreement and the transactions contemplated by this Agreement;

WHEREAS, at the Effective Time (as defined below), pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, Merger Sub will merge with and into FMC in accordance with Section 251(g) of the Delaware General Corporation Law, as amended (the “DGCL”), whereupon the separate existence of Merger Sub shall cease and FMC shall be the surviving corporation; and

WHEREAS, for U.S. federal income tax purposes, it is the intention of the parties hereto that the Merger shall qualify as (1) an “exchange” governed by the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder; (2) a reorganization described in Section 368(a)(1)(B); and (3) a reorganization described in Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) and, as a result, the holders of the FMC Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

MERGER

Section 1.1 Merger. Subject to the terms and conditions of this Agreement and in accordance with Section 251(g) of the DGCL, Merger Sub shall be merged with and into FMC at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and FMC shall continue as the surviving corporation (the “Surviving Corporation”), becoming a direct wholly-owned subsidiary of Holdco.

Section 1.2 Effective Time.

(a) Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth under Section 4.1, FMC shall duly execute and file a Certificate of Merger (the “Certificate of Merger”) substantially in the form set forth as Exhibit A hereto with the Delaware Secretary of State pursuant to Section 251(g) of the DGCL. The Merger shall become effective as provided in the Certificate of Merger and in accordance with the DGCL (the “Effective Time”).

(b) The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) right and title to all assets (including real estate and other property) owned by, and every contract right possessed by, FMC and Merger Sub shall vest in the Surviving Corporation and (ii) all liabilities of FMC and Merger Sub shall become the liabilities of the Surviving Corporation.

Section 1.3 Organizational Documents.

(a) Holdco.

(i) In accordance with Section 251(g) of the DGCL, Holdco (A) acknowledges that it has adopted a Certificate of Incorporation (the “Holdco Certificate”) containing provisions identical to those in the Second Amended and Restated Certificate of Incorporation of FMC immediately prior to the Effective Time (the “FMC Certificate”), except as otherwise permitted by Section 251(g) of the DGCL, and (B) agrees that the Holdco Certificate shall be in effect as of the Effective Time, until thereafter amended as provided therein or by the DGCL.

(ii) In accordance with Section 251(g) of the DGCL, Holdco (A) acknowledges that it has adopted Bylaws (the “Holdco Bylaws”) containing provisions identical to those in the Second Amended and Restated Bylaws of FMC in effect immediately prior to the Effective Time (the “FMC Bylaws”), except as otherwise permitted by Section 251(g) of the DGCL, and (B) agrees that the Holdco Bylaws shall be in effect as of the Effective Time, until thereafter amended as provided therein or by the DGCL.

(b) FMC.

(i) At the Effective Time, the FMC Certificate in effect immediately prior to the Effective Time shall be and remain the Certificate of Incorporation of the Surviving Corporation, until otherwise thereafter amended as provided therein or by the DGCL, except for the following amendments, which shall become effective in connection with and as part of the Merger: the first paragraph of Article FOURTH shall be amended and restated in its entirety as follows and a new Article TWELFTH shall be added thereto:

(ii) “FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000, consisting of 1,000 shares of common stock, par value one cent ($0.01) per share (“Common Stock”), and 1,000 shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:”

(i) “TWELFTH: Any act or transaction by or involving the corporation, other than the election or removal of members of its board of directors, that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Federal-Mogul Holdings Corporation, a Delaware corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or by this Certificate of Incorporation.”

(ii) At the Effective Time, the FMC Bylaws in effect immediately prior to the Effective Time shall be and remain the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by the DGCL.

Section 1.4 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of FMC immediately prior to the Effective Time, each to hold office as provided in the FMC Certificate, as amended, and the FMC Bylaws, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.5 Directors and Officers of Holdco. From and after the Effective Time, the directors and executive officers of Holdco shall be the directors and executive officers of FMC immediately prior to the Effective Time, each to hold office as provided in the Holdco Certificate and Holdco Bylaws, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE 2

CONVERSION OF SECURITIES; STOCK CERTIFICATES

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of FMC, Holdco, Merger Sub, FM Sweden or any holder of shares of FMC capital stock, Holdco capital stock or the common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”):

(a) Each share (or fraction of share, as applicable) of FMC Common Stock outstanding immediately prior to the Effective Time shall be converted into one (or equal fraction of one, as applicable) fully paid and nonassessable share of Holdco Common Stock having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the corresponding share (or fraction of a share) of FMC Common Stock being converted in the Merger. Subject to Section 2.2 below, each right to acquire FMC Common Stock outstanding immediately prior to the Effective Time shall be converted into a right to acquire Holdco Common Stock on the same terms and conditions as the right to acquire FMC Common Stock being converted in the Merger;

(b) Each share of Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor; and

(c) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2 Warrants and Equity Awards.

(a) Each outstanding and unexercised or unvested (i) Warrant to purchase FMC Common Stock (“Warrant”) at an exercise price of $45.815, pursuant to the Warrant Agreement, dated December 27, 2007 (the “Warrant Agreement”), between FMC and Computershare Trust Company, N.A. (f/k/a Mellon Investor Services LLC), (ii) stock appreciation right (“SAR”) awarded under the Federal-Mogul Corporation 2010 Stock Incentive Plan (the “Plan”), or (iii) any other right to purchase or receive, or a security convertible into or exercisable for, FMC Common Stock shall become a warrant, SAR or other right to purchase or receive, or a security convertible into or exercisable for, the Holdco Common Stock on the basis of one share of Holdco Common Stock for each share of FMC Common Stock issuable pursuant to any such Warrant, SAR or other right to purchase or a receive, or a security convertible into or exercisable for such security, immediately prior to Effective Time, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Warrant, SAR or other right to purchase or receive FMC Common Stock immediately prior to the Effective Time.

(b) The transactions contemplated in Section 2.2(a) shall occur by virtue of the Merger and without any action of the part of the holder of any such Warrant, SAR or other right to purchase or receive, or a security convertible into or exercisable for, FMC Common Stock.

(c) A number of shares of the Holdco Common Stock shall be reserved for issuance under the Plan and pursuant to the Warrant Agreement equal to the number of shares of FMC Common Stock so reserved immediately prior to the Effective Time.

Section 2.3 Stock and Warrant Certificates. Subject to Section 2.1, from and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of FMC Common Stock or FMC Warrants shall be deemed for all purposes to evidence ownership of, and to represent, shares of Holdco Common Stock or warrants of Holdco (“Holdco Warrants”), as applicable, into which the shares of FMC Common Stock or FMC Warrants formerly represented by such certificates have been converted as provided in this Agreement with identical designations, rights, powers and preferences, and qualifications, limitations and restrictions. The registered owner on the books and records of Holdco or its transfer agent of any outstanding stock or warrant certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Holdco or its transfer agent, be entitled to exercise any voting and other rights with respect to the shares of Holdco Common Stock or Holdco Warrants, as applicable, evidenced by such outstanding certificates which prior to the Merger represented shares of FMC Common Stock or FMC Warrants.

Section 2.4 Tax Characterization. Each party hereto agrees that the Merger constitutes (1) a reorganization described in Section 368(a)(1)(B), (2) a reorganization described in Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) and (3) an exchange described in Section 351 of the Code. Each party hereto shall use its reasonable best efforts to cause the Merger to be treated as described in this Section 2.4, shall file all tax returns and reports consistent with such treatment and shall not take any actions (or cause any actions to be taken) inconsistent therewith.

ARTICLE 3

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

Section 3.1 Assumption of Agreements. Holdco hereby accepts, assumes and agrees to perform all of FMC’s obligations under the following agreements as of the Effective Time (subject to the limitation set forth in Section 3.1(c)):

(a) the Plan;

(b) each Stock Appreciation Rights Agreement entered into by FMC and in effect as of the Effective Date;

(c) the Warrant Agreement;

(d) the Registration Rights Agreement, dated as of December 27, 2007, by and between Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust, as amended on July 10, 2013;

(e) Service Agreement for Transfer Agent Services to Federal-Mogul Corporation, dated as of December 27, 2007, between Computershare Trust Company, N.A. (f/k/a Mellon Investor Services LLC), as amended on September 23, 2010; and

(f) any obligation of FMC in existence as of the Effective Time to issue any FMC Common Stock, SAR, or other equity security or security convertible into or excisable for FMC Common Stock.

Section 3.2 Post-Effective Amendments. It is the intent of the parties that Holdco, as of the Effective Time, be deemed a “successor issuer” under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As soon as practicable following the Merger, Holdco will file post-effective amendments to FMC’s currently effective registration statements, adopting such statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and setting forth any additional information necessary to reflect any material changes made in connection with, or resulting from, the succession or necessary to keep the registration statements from being misleading.

Section 3.3 Reservation of Shares. On or prior to the Effective Time, Holdco will reserve sufficient shares of Holdco Common Stock to provide for the issuance of Holdco Common Stock to satisfy Holdco’s obligations under this Agreement, including pursuant to Section 2.2(c).

ARTICLE 4

TERMINATION AND AMENDMENT

Section 4.1 Termination. This Agreement may be terminated or the completion of the transactions contemplated herein, including without limitation the Merger, may be deferred at any time prior to the Effective Time by action of the Board of Directors of FMC, Holdco or Merger Sub. In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of FMC, Holdco or Merger Sub by reason of this Agreement.

Section 4.2 Amendment. This Agreement may be amended, modified or supplemented at any time by an instrument in writing signed on behalf of each of the parties.

ARTICLE 5

GENERAL PROVISIONS

Section 5.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

Section 5.2 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 5.3 Further Assurances. From time to time, and when required by Holdco, FMC shall execute and deliver, or cause to be executed and delivered, such deeds, certificates, agreements and other instruments, and FMC shall take or cause to be taken such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FMC and otherwise to carry out the purposes of this Agreement, and the officers and directors of FMC and Holdco are authorized fully in the name and on behalf of FMC or otherwise to take any and all such action and to execute and deliver any and all such deeds, certificates, agreements and other instruments.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means (including portable document format) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 5.5 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FEDERAL-MOGUL CORPORATION,
a Delaware corporation

By:	/s/ Brett D. Pynnonen
Name: Brett D. Pynnonen
Title: Senior Vice President

FEDERAL-MOGUL HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Brett D. Pynnonen
Name: Brett D. Pynnonen
Title: Senior Vice President

FEDERAL-MOGUL MERGERCO INC., a Delaware corporation

By:	/s/ Brett D. Pynnonen
Name: Brett D. Pynnonen
Title: President

Agreed and Acknowledged for purposes of

Section 2.1(b):

FEDERAL-MOGUL HOLDING SWEDEN AB

By:	/s/ Brett D. Pynnonen
Name: Brett D. Pynnonen
Title: Secretary

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

OF

FEDERAL-MOGUL MERGERCO INC.

(a Delaware corporation)

WITH AND INTO

FEDERAL-MOGUL CORPORATION

(a Delaware corporation)

April 14, 2014

In accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”), the undersigned does hereby certify that:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Federal-Mogul Corporation (“Parent”)	Delaware
Federal-Mogul MergerCo Inc. (“Subsidiary”)	Delaware

SECOND: Subsidiary is an indirect, wholly-owned subsidiary of Parent.

THIRD: Parent will be the surviving corporation in the merger.

FOURTH: The name of the surviving corporation in the merger will be “Federal-Mogul Corporation” which will be a Delaware corporation (the “Surviving Corporation”).

FIFTH: On April 14, 2014, an Agreement and Plan of Merger (the “Agreement”) by and among the parties to the merger and Federal-Mogul Holdings Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Holdco”) was duly approved, adopted, certified, executed and acknowledged by each of the constituent corporations and Holdco in accordance with the requirements of Section 251(g) of the DGCL.

SIXTH: The Second Amended and Restated Certificate of Incorporation of Parent shall be the Restated Certificate of Incorporation of the Surviving Corporation; provided, however, that from and after the Effective Time (as defined below):

1.	The first paragraph of Article FOURTH shall be amended and restated in its entirety as follows:

a)	“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000, consisting of 1,000 shares of common stock, par value one cent ($0.01) per share (“Common Stock”), and 1,000 shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:”

2.	A new Article TWELFTH shall be added thereto as follows:

a)	“TWELFTH: Any act or transaction by or involving the corporation, other than the election or removal of members of its board of directors, that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Federal-Mogul Holdings Corporation, a Delaware corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or by this Certificate of Incorporation.”

SEVENTH: The executed Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 26555 Northwestern Hwy, Southfield, Michigan 48033.

EIGHTH: A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the constituent corporations.

NINTH: The merger shall become effective at 12:01 a.m. on April 15, 2014 (the “Effective Time”).

* * *

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its duly authorized officer as of the date first written above.

FEDERAL-MOGUL CORPORATION

By:
Name:
Title: